SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-12


                       TANGER FACTORY OUTLET CENTERS, INC.
                (Name of Registrant as Specified in its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule, or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                       TANGER FACTORY OUTLET CENTERS, INC.

                        3200 NORTHLINE AVENUE, SUITE 360
                        GREENSBORO, NORTH CAROLINA 27408
                               PHONE: 336-292-3010
                       E-MAIL: tangermail@tangeroutlet.com
                                    NYSE: SKT

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            to be held on May 9, 2003



Dear Shareholders:

          On behalf of the Board of Directors, I cordially invite you to attend the 2003 Annual Meeting of Shareholders of Tanger Factory Outlet Centers, Inc. to be held on Friday, May 9, 2003 at 10 o'clock a.m. at the O. Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina, (336) 854-2000, for the following purposes:

1.   To elect directors to serve for the ensuing year;

2. To ratify amendments to the Share Option Plan and the Unit Option Plan to increase from 1,750,000 to 2,250,000 the aggregate number of Common Shares and Units which may be issued under the Share Option Plan and the Unit Option Plan; and,

3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

          Only common shareholders of record at the close of business on March 31, 2003, will be entitled to vote at the meeting or any adjournment(s) thereof.

          Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Proxy Statement. Our 2002 Annual Report for the year ended December 31, 2002 is also enclosed.

          It is important that your shares be represented at the 2003 Annual Meeting regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying envelope. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.




                                          Sincerely,




                                          Stanley K. Tanger
                                          Chairman of the Board and
                                          Chief Executive Officer

April 9, 2003

                       TANGER FACTORY OUTLET CENTERS, INC.

                        3200 NORTHLINE AVENUE, SUITE 360
                        GREENSBORO, NORTH CAROLINA 27408
                               PHONE: 336-292-3010
                       E-MAIL: tangermail@tangeroutlet.com
                                    NYSE: SKT

                                  ------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                               GENERAL INFORMATION

          The Board of Directors of Tanger Factory Outlet Centers,  Inc., (NYSE:
SKT) a self-administered and self-managed real estate investment trust, referred to as a REIT, is soliciting your proxy for use at the Annual Meeting of Shareholders of the Company to be held on Friday, May 9, 2003.

           Unless the context indicates otherwise, the term "Company" refers to Tanger Factory Outlet Centers, Inc., the terms "Board" and "Directors" refer to our Board of Directors, the term "meeting" refers to the Annual Meeting of Shareholders of the Company and the term "Operating Partnership" refers to Tanger Properties Limited Partnership. Our factory outlet centers and other assets are held by, and all of our operations are conducted by, the Operating Partnership. Accordingly, the descriptions of our business, employees and properties are also descriptions of the business, employees and properties of the Operating Partnership. The terms "we", "our" and "us" refer to the Company or the Company and the Operating Partnership together, as the text requires.

          The proxy materials are being mailed on or about April 9, 2003 to shareholders of record on March 31, 2003. Any shareholder who does not receive a copy of the proxy materials may obtain a copy at the meeting or by contacting Rochelle Simpson, Secretary of our Company (phone number: 336-834-6836). Our principal executive offices are located at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408.

Date, Time and Place

          We will hold the meeting on Friday, May 9, 2003 at 10 o'clock a.m. at the O. Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina, (336) 854-2000, subject to any adjournments or postponements.

Who Can Vote; Votes per share

          All holders of record of the Company's Common Shares (the "Common Shares") as of the close of business on the record date, March 31, 2003, are entitled to attend and vote at the meeting. The outstanding Common Shares are the only class of securities entitled to vote at the meeting. Each Common Share entitles the holder thereof to one vote. At the close of business on March 21, 2003, there were 9,299,665 Common Shares issued and outstanding.

Quorum and Voting Requirements

          Under our By-Laws and North Carolina law, shares represented at the meeting by proxy for any purpose will be deemed present for quorum purposes for the remainder of the meeting. Directors will be elected by the vote of a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present. Accordingly, shares which are present at the meeting for any other purpose but which are not voted in the election of directors will not affect the election of the candidates receiving a plurality of the votes cast by the shares entitled to vote in the election at the meeting. All other proposals to come before the meeting require a plurality of the votes cast regarding the proposal. Accordingly, shares which are present at the meeting for any other purpose but which are not voted on a particular proposal will not affect the outcome of the vote on the proposal unless the North Carolina Business Corporation Act requires that the proposal be approved by a greater number of affirmative votes than a plurality of the votes cast.

How to Vote

          Shares represented by a properly executed proxy will be voted as directed on the proxy card. To be voted, proxies must be filed with the Secretary of the Company prior to voting.

          If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares and you have the right to instruct your broker, bank or other nominee how to vote on your behalf. Brokerage firms and other nominees have the authority, under New York Stock Exchange rules at the time of this Proxy Statement, to vote shares on certain "routine" matters for which you do not provide voting instructions. The election of directors is considered a routine matter and where no specification is made on the properly executed and returned form of proxy, the shares will be voted FOR the election of all nominees for director. The proposal for the ratification of the amendments to the Share Option Plan and the Unit Option Plan to increase from 1,750,000 to 2,250,000 the aggregate number of the Company's Common Shares and units of the Operating Partnership that may be issued under the Share Option Plan and the Unit Option Plan is not considered "routine" under the applicable rules. When a proposal is not a routine matter and the broker or nominee has not received specific voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm or nominee cannot vote FOR or AGAINST the proposal. This is called a broker non-vote.

Revocation of Proxies

          You may revoke your proxy at any time before it is voted by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the meeting. You cannot revoke your proxy by merely attending the meeting. If you dissent, you will not have any rights of appraisal with respect to the matters to be acted upon at the meeting.

Proxy Solicitation

          We will bear the costs of soliciting proxies from the holders of our Common Shares. Proxies will initially be solicited by us by mail. We have retained the services of Georgeson Shareholder to assist in the solicitation of proxies for fee of $5,000, plus out-of-pocket expenses. Our Directors, officers and employees may also solicit proxies by telephone, telegraph, fax, e-mail or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to shareholders.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

          Our By-Laws provide that directors be elected at each Annual Meeting of Shareholders. Pursuant to such By-Laws, our current Directors have fixed the number of directors to be elected at five. The persons named as proxies in the accompanying form of proxy intend to vote in favor of the election of the five nominees for director designated below, all of whom are presently directors of the Company, to serve until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. It is expected that each of these nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. All directors of the Company serve terms of one year or until the election of their respective successors.

Information Regarding Nominees (as of March 21, 2003):

                                  Present Principal Occupation or
     Name          Age       Employment and Five-Year Employment History

Stanley K. Tanger  79   Chairman of the Board of Directors and Chief Executive
                        Officer of the Company since May 1993. Mr. Tanger opened one of the country's first outlet shopping centers in Burlington, N.C. in 1981. He was the founder and Chief Executive of the Company's predecessor formed in 1981 until its business was acquired by the Company in 1993.

Steven B. Tanger   54   Director of the Company since May 1993. President and
                        Chief Operating Officer since January 1995; Executive
                        Vice President from 1986 to 1994.  Mr.Tanger joined the
                        Company's predecessor in 1986 and is the son of Stanley K.Tanger.

Jack Africk        74   Director of the Company since June 4, 1993.  Chairman
                        of the Board of Evolution Consulting Group, Inc. since
                        June 1993.  President and Chief Operating Officer of
                        North Atlantic Trading Company from January 1998 to
                        December 1998. Mr. Africk is also a director of Crown
                        Central Petroleum Corporation.

William G. Benton  57   Director of the Company since June 4, 1993.  Chairman of
                        the Board and Chief Executive Officer of Diversified
                        Senior Services, Inc. since May 1996.  Chairman of the
                        Board and Chief Executive Officer of Benton Investment
                        Company since 1982.  Chairman of the Board and Chief
                        Executive Officer of Health Equity Properties, Inc.
                        from 1987 to September 1994.

Thomas E. Robinson 55   Director of the Company since January 21, 1994.
                        Managing Director of Legg Mason Wood Walker, Inc. since
                        June 1997. Director (May 1994 to June 1997), President
                        (August 1994 to June 1997) and Chief Financial Officer
                        (July 1996 to June 1997) of Storage USA, Inc.
                        Mr. Robinson is also a director of CenterPoint
                        Properties Trust.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINATIONS SET FORTH ABOVE.

Committees of the Board of Directors; Meetings

          The Board held five regular and five special meetings during 2002. Each of the above Directors attended at least 75% of the meetings held during 2002 by the Board and the committees of which he was a member. The Board has not established a separate nominating committee.

          Executive  Compensation  Committee.   The  Board  has  established  an
Executive Compensation Committee consisting of a majority of Independent Directors. Independent Directors are those directors who are not concurrently serving as officers of the Company and who currently have no relationship to us that may interfere with the exercise of their independence from management and the Company. The Executive Compensation Committee is charged with determining compensation for our executive officers. Mr. Africk, Mr. Benton, and Mr. Robinson currently serve on the Executive Compensation Committee, with Mr. Africk serving as chairman. During 2002, there was one meeting of the Executive Compensation Committee.

          Share and Unit Option Committee. The Board has established a Share and Unit Option Committee (referred to as the "Option Committee") consisting of three Independent Directors. The Option Committee administers our Share Option Plan and the Operating Partnership's Unit Option Plan. Mr. Benton, Mr. Africk and Mr. Robinson currently serve on the Option Committee, with Mr. Benton serving as chairman. During 2002, there were no meetings of the Option Committee.

          Audit Committee. The Board of Directors has established an Audit Committee consisting of three Independent Directors. The Audit Committee makes recommendations concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Mr. Africk, Mr. Benton and Mr. Robinson currently serve on the Audit Committee, with Mr. Africk serving as chairman. During 2002, there were seven meetings of the Audit Committee.


                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of the Company's financial reporting process and internal controls and the independence and performance of the independent auditors. The Audit Committee has three directors, each considered independent under the New York Stock Exchange's listing standards. The Audit Committee acts under a written charter adopted by the Board.

         The 2002 financial statements, which were prepared under accounting principles generally accepted in the United States of America, have been approved by the Board at the recommendation of the Audit Committee. The Audit Committee reviewed the 2002 quarterly and annual financial results with management and the Company's independent auditors. The Audit Committee has discussed with the independent auditors and received the written disclosures and confirmation from the independent auditors of their independence as required under applicable standards for auditors of public companies and has discussed the matters required to be discussed by Statement on Auditing Standards No. 61. Based on this review of the financial results and these discussions with management and the independent auditors, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2002. The following is a summary of the fees paid to the independent auditors for fiscal year 2002:

    Annual audit fees.................................................$142,000
    Financial Information Systems Design and Implementation fees......   ---
    Tax planning and preparation...................................... 180,128
    Audit related fees for SEC filings................................  43,000
    Fees for Sarbanes Oxley Advisory Services.........................   8,400
    Other audit related fees..........................................  11,400

         The Audit Committee has considered and discussed with the independent auditors the compatibility of the non-audit services with maintaining auditor independence.

         The Audit Committee has recommended to the Board that the firm of PricewaterhouseCoopers LLP be appointed to audit the accounts of the Company with respect to its operations for the fiscal year ending on December 31, 2003 and to perform such other services as may be required. (See "General")

                                              THE AUDIT COMMITTEE

                                              Jack Africk (Chairman)
                                              William G. Benton
                                              Thomas E. Robinson

Compensation of Directors

          We pay our Independent Directors an annual compensation fee of $15,000 and a per meeting fee of $750 (for each Board meeting and each Committee meeting attended).

          Pursuant to the Share Option Plan for Directors and Executive and Key Employees of Tanger Factory Outlet Centers, Inc. (referred to as the "Share Option Plan"), on the date of his or her initial election to the Board and on each of the first two anniversaries thereof, each Independent Director received an option to purchase 3,000 Common Shares at an exercise price equal to the Fair Market Value (as defined in the Share Option Plan) of a Common Share on the date of the option grant (except for the initial grant of options to Mr. Africk and

Mr. Benton); 20% of such options become exercisable on each of the first five anniversaries of the date of grant, subject to the Independent Director's continued service as such. On June 4, 1993, we granted to Mr. Africk and Mr. Benton options to purchase 3,000 Common Shares with an exercise price set at $22.50 per Common Share, the initial public offering price of the Common Shares. Our employees who are also Directors will not be paid any director fees and will not receive any options for their services as Directors of the Company.

          Upon approval of the entire Board, we may from time to time grant additional options to purchase Common Shares to the Independent Directors. On January 6, 1998, January 8, 1999 and March 8, 2000, the Board granted to each Independent Director options to purchase 5,000 Common Shares at an exercise price equal to the Fair Market Value as of such dates. On each of the first five anniversaries of the date of grant, 20% of these options become exercisable subject to the Independent Director's continued service as such.

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth certain information as of March 21, 2003, available to us with respect to our Common Shares, $.01 par value per share, and of units of partnership interests in the Operating Partnership (referred to as the "Units") (i) held by those persons known by us to be the beneficial owners (as determined under the rules of the Securities and Exchange Commission) of more than 5% of such shares, (ii) held individually by the Directors and our executive officers named elsewhere in this document, and (iii) held by our Directors and all of our executive officers as a group.


                                                            Number of                                     Percent of
                                                             Common       Percent of       Number of          All
                                                             Shares           All            Units          Common
Name and Business Address of Beneficial Owners            Beneficially      Common       Beneficially       Shares
----------------------------------------------
                                                           Owned (1)        Shares         Owned (2)       And Units
Stanley K. Tanger (3)                                         171,146          1.8%         3,377,305          26.9%
    Tanger Factory Outlet Centers, Inc.
    3200 Northline Avenue, Suite 360
    Greensboro, NC  27408
Steven B. Tanger (4)                                              ---          ---            269,000           2.0%
    Tanger Factory Outlet Centers, Inc.
    110 East 59th Street
    New York, NY  10022
Jack Africk (5)                                                22,000           *                 ---            *
William G. Benton (6)                                          18,939           *                 ---            *
Thomas E. Robinson (7)                                         21,195           *                 ---            *
Rochelle G. Simpson (8)                                         2,149           *              50,000            *
Willard A. Chafin (8)                                             ---           *              12,500            *
Frank C. Marchisello, Jr. (8)                                     500           *              42,500            *
Directors and Executive Officers as a Group                   237,522          2.5%         3,822,365          30.8%
(13 persons) (9)

-------------------
*    Less than 1%

(1) The ownership of Common Shares reported herein is based upon filings with the Securities and Exchange Commission and is subject to confirmation by us that such ownership did not violate the ownership restrictions in our Articles of Incorporation.

(2) Units in the Operating Partnership held by the Tanger Family Limited Partnership ("TFLP") and Units that may be acquired upon the exercise of options to purchase Units may be exchanged for our Common Shares on a one-for-one basis.

(3) Includes 139,031 Common Shares and 3,033,305 Units owned by the TFLP, of which Stanley K. Tanger is the general partner and may be deemed to be the beneficial owner. Also includes 31,115 Common Shares and 344,000 presently exercisable options to purchase Units owned by Stanley K. Tanger individually and 1,000 Common Shares owned by Stanley K. Tanger's spouse. Does not include 30,000 options to purchase Units, which are presently unexercisable, owned by Stanley K. Tanger individually.

                                       6

(4) Includes 269,000 presently exercisable options to purchase Units. Does not include 139,031 Common Shares and 3,033,305 Units owned by the TFLP, (Steven B. Tanger is a limited partner of the Tanger Investments Limited Partnership, which is a limited partner of TFLP). Does not include 21,000 options to purchase Units which are presently unexercisable. Does not include 31,115 Common Shares actually owned or 140,031 Common Shares which may be deemed beneficially owned by Steven B. Tanger's father, Stanley K. Tanger.

(5)  Includes  18,000  presently  exercisable  options  to  purchase  our Common
     Shares.

(6)  Includes  16,800  presently  exercisable  options  to  purchase  our Common
     Shares.

(7)  Includes  21,000  presently  exercisable  options  to  purchase  our Common
     Shares.

(8) Amounts shown as Units beneficially owned represent presently exercisable options to purchase Units.

(9) Includes 55,800 presently exercisable options to purchase Common Shares and 789,060 presently exercisable options to purchase Units. Does not include 9,000 options to purchase Common Shares and 94,540 options to purchase Units which are presently unexercisable.


Executive Compensation

         The following table sets forth the compensation earned for the fiscal years ended December 31, 2002, 2001, and 2000 with respect to our CEO and our four (4) most highly compensated executives other than our CEO whose cash compensation exceeded $100,000 during such year.

                           SUMMARY COMPENSATION TABLE
                                                                                           Long Term
                                                                                         Compensation
                                                     Annual Compensation                    Awards
                                          ------------------------------------------    ----------------
                                                                                          Securities
                                                                                          Underlying
                                                                     Other Annual          Options/          All Other
Name and Principal Position        Year   Salary($)   Bonus($)     Compensation ($)       SARS(#) (7)     Compensation($)
---------------------------        ----   --------    ---------    ----------------      -----------      ---------------

Stanley K. Tanger,                2002    429,975    729,497 (2)            ---                 ---           20,000 (4)
   Chairman of the Board of       2001    409,500    163,391                ---                 ---           19,625 (4)
   Directors and Chief            2000    390,000    275,086 (2)            ---              50,000           19,275 (4)
   Executive Officer (1)

Steven B. Tanger,                 2002    363,825    418,268 (3)            ---                 ---           15,470 (5)
   President and Chief            2001    346,500    147,484                ---                 ---           15,095 (5)
   Operating Officer (1)          2000    330,000    174,572 (3)            ---              35,000           15,095 (5)

Rochelle G. Simpson,              2002    231,525       3,000               ---                 ---            2,500 (6)
   Secretary, Executive Vice      2001    220,500         ---               ---                 ---            2,125 (6)
   President-Administration       2000    210,000         ---               ---              12,500            2,125 (6)
   And Finance

Willard A. Chafin, Jr.            2002    242,550       3,000               ---                 ---              ---
   Executive Vice President-      2001    231,000         ---               ---                 ---              654 (6)
   Leasing, Site Selection,       2000    220,000         ---               ---              12,500            2,125 (6)
   Operations and Marketing


Frank C. Marchisello, Jr.         2002    231,525      10,000               ---                 ---            2,500 (6)
    Senior Vice President-        2001    220,500         ---               ---                 ---            2,125 (6)
    Chief Financial Officer       2000    210,000         ---               ---              10,000            2,125 (6)

---------------

(1) A portion of the salaries of Stanley K. Tanger and Steven B. Tanger are paid by the Company for services to the Company and the remainder are paid by the Operating Partnership.

(2) For the year 2002, Stanley K. Tanger received an annual bonus of $323,450 and a special award related to the sale of two of our operating properties during such year of $406,047. For the year 2000, Mr. Tanger received an annual bonus of $131,611 and a special award related to the sale of two of our operating properties during such year of $143,475.


                                       7

(3) For the year 2002, Steven B. Tanger received an annual bonus of $282,919 and a special award related to the sale of two of our operating properties during such year of $135,349. For the year 2000, Mr. Tanger received an annual bonus of $126,747 and a special award related to the sale of two of our operating properties during such year of $47,825.

(4) We reimbursed Stanley K. Tanger $17,500 in 2002 and 2001 and $17,150 in 2000 for premiums paid towards a term life insurance policy. In addition, the Company provided $2,500 during 2002 and $2,125 during 2001 and 2000 as a Company match under the employee 401(k) plan.

(5) We provide term life insurance to Steven B. Tanger. Annual premiums paid by us in 2002, 2001 and 2000 were $12,970. In addition, we provided $2,500 during 2002 and $2,125 during 2001 and 2000 as a Company match under the employee 401(k) plan.

(6)  Company match under employee 401(k) plan.

(7)  Number of Units in the Operating Partnership under option grant.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         There were no options or share appreciation rights granted to our CEO or our other four (4) most highly compensated executives during 2002.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides information on option exercises in 2002 by our CEO and our other four (4) most highly compensated executives, and the value of each such officer's unexercised options at December 31, 2002.

                                                                                                    Value of
                                Number of                       Number of Securities        Unexercised In-the-Money
                                  Shares                       Underlying Unexercised              Options at
                               Acquired on        Value      Options at Fiscal Year End           Year-End (1)
            Name                 Exercise       Realized     Exercisable  Unexercisable    Exercisable Unexercisable
            ----                 --------       --------     -----------  -------------    ----------- -------------
Stanley K. Tanger                  1,000          $8,425         404,000        60,000     $2,895,750       $557,500
Steven B. Tanger                    ---             ---          338,000        42,000      2,506,625        390,250
Rochelle G. Simpson               16,000          94,562          52,500        15,000        289,375        139,375
Willard A. Chafin, Jr.            29,000         101,453          10,000        15,000          8,750        139,375
Frank C. Marchisello, Jr.          4,600          30,350          36,500        12,000        207,438        111,500
------------

(1) Based upon the closing price of our Common Shares on the New York Stock Exchange on December 31, 2002 of $31.00 per share.

Report of the Executive Compensation Committee on Executive Compensation

         Except as expressly described below, references to compensation (or policies with respect thereto) paid by the Company refer to compensation paid by both the Company and the Operating Partnership.

         The Compensation Committee of the Board of Directors (the "Committee") believes that the Company's success is attributable in large part to the management and leadership efforts of its executive officers. The Company's management team has substantial experience in owning, operating, managing, developing and acquiring interests in factory outlet centers. Stanley K. Tanger, Chairman of the Board and Chief Executive Officer, and Steven B. Tanger, President and Chief Operating Officer, provide us with strategic business direction. Under the guidance of the committee, the Company is committed to develop and maintain compensation policies, plans and programs which will provide additional incentives for the enhancement of cash flows, and consequently real property and shareholder values, by aligning the financial interests of the Company's senior management with those of its shareholders.

         The primary components of the Company's executive compensation program are: (1) base salaries, (2) performance based annual bonuses and (3) share and unit options. The Company's business is most competitive and the Committee believes that it is extremely desirable for the Company to maintain employment contracts with its senior executives. The Company currently has employment contracts with each of the named executives on page 7 (See "Employment Contracts").

         Base salaries for each of the named executive officers are approved by the Committee and are determined after taking into account several factors which include (1) salaries paid to officers by companies in the Company's select peer group and other REITS, (2) the nature of the position and (3) the contribution and experience of the officer. Under their employment agreements, the annual base salaries of Stanley K. Tanger and Steven B. Tanger are determined annually by agreement between each of them and the Board; provided however, if the Company's per share Fund From Operations ("FFO") for the previous year equaled or exceeded a targeted level, the annual base salary will not be less than the annual base salary for the previous year increased to reflect any increase in the Consumer Price Index (the "CPI"). The employment agreements of the other three most highly compensated executive officers provide for annual base salaries in fixed dollar amounts through calendar year 2002 and thereafter will be set by the Executive Compensation Committee in amounts not less than the salary for 2002.

         The employment contracts for Stanley and Steven Tanger, the Company's two most senior executives, provide for annual cash bonuses based upon the Company's performance as measured by FFO per share. FFO is a widely accepted financial indicator used by certain investors and analysts to analyze and compare one equity REIT with another. FFO is generally defined as net income
(loss), computed in accordance with generally accepted accounting principles, before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization uniquely significant to real estate and after adjustments for unconsolidated partnerships and joint ventures. The Company may also consider the award of cash bonuses and awards to any executive officers and key employees if certain performance criteria are met.

         Share-based compensation is also an important element of the Company's compensation program. In contrast to bonuses, which are paid for prior year accomplishments, grants of options to purchase the Company's Common Shares represent incentives tied to future share appreciation. The Company maintains the Share Option Plan and the Operating Partnership maintains the Unit Option Plan (collectively with the Share Option Plan, the "Plans") for the purpose of attracting and retaining our Directors, executive officers and certain other employees. The Option Committee of the Board determines in its sole discretion, subject to the terms and conditions of the Plans, the specific terms of each option granted to an employee of the Company or Operating Partnership based upon its subjective assessment of the individual's performance, responsibility and functions and how this performance may have contributed or may contribute in the future to the Company's performance. The Compensation Committee believes awards pursuant to the Plans align the interests of the Directors and management with those of the Company's shareholders since optionees will benefit under such options only if shareholders of the Company also benefit. Options granted under the Plans are generally granted at the Fair Market Value of the Company's Common Shares on the date of grant and thus will provide value only if the price of the Common Shares exceeds the exercise price of the options.

         Under his employment agreement, Stanley K. Tanger, the Company's Chief Executive Officer, receives an annual base salary and may receive a bonus if the Company achieves a targeted FFO amount for the fiscal year:

o Mr. Tanger's annual base salary for 2002 was $429,975. His employment contract provides that the annual base salary will be fixed each fiscal year by agreement between Mr. Tanger and the Board; provided however, if the Company's FFO per share for the previous year equaled or exceeded a targeted level, the annual base salary is not to be less than Mr. Tanger's annual base salary for that previous year adjusted to reflect any increase in the CPI. The Company's FFO per share for 2001 exceeded the targeted FFO amount in Mr. Tanger's contract. For this reason and in view of Mr. Tanger's key contributions to the Company's continued success in an increasingly competitive environment, the Committee approved an annual base salary of $429,975 for fiscal 2002.

o Mr. Tanger was paid an annual bonus of $323,450 for 2002. Under his employment agreement, a minimum bonus of $125,000 was payable for 2002 if the Company's FFO per share reached targeted levels and additional bonus payments were due based on the percentage by which actual FFO per share exceeded the targeted levels. No bonus was payable unless the minimum targeted FFO was achieved. The Company's FFO for 2002 exceeded the minimum target level at which a bonus was payable.

         The Company paid 20% of Mr. Tanger's 2002 annual base salary. The Operating Partnership paid the remainder of his compensation including the bonus.

         During 1993, the Internal Revenue Code of 1986 (the "Code") was amended to add Section 162(m), which denies an income tax deduction to any publicly held corporation for compensation paid to a "covered employee" (which is defined as the Chief Executive Officer and each of the Company's other four most highly compensated officers) to the extent that such compensation in any taxable year of the employee exceeds $1 million. In addition to salaries, bonuses payable to the Company's executives under their present employment contracts and compensation attributable to the exercise of options granted under the Share Option Plan and Unit Option Plan constitute compensation subject to the Section 162(m) limitation. It is the Company's policy to take account of the implications of Section 162(m) among all factors reviewed in making compensation decisions. The Plans permit the grant of options intended to qualify as "performance-based compensation" which is exempt from application of the Section 162(m) limitation. The Company expects that it will not be denied any deduction under Section 162(m) for compensation paid during its taxable year ended December 31, 2002, although it is possible that in some future year some portion of the compensation paid to a Company executive will not be tax deductible by the Company under Section 162(m).

                                     THE COMPENSATION COMMITTEE

                                     Jack Africk (Chairman)
                                     William G. Benton
                                     Thomas E. Robinson

Compensation Committee Interlocks and Insider Participation

          The Executive Compensation Committee of the Board, which is required to have a majority of Independent Directors, is charged with determining compensation for our executive officers. Mr. Africk, Mr. Benton and Mr. Robinson currently serve on the Executive Compensation Committee, with Mr. Africk serving as chairman.

          Stanley K. Tanger is Chief Executive Officer and Chairman of the Board of Directors of the Company.

          Stanley K. Tanger is an investor in certain real estate joint ventures owning three properties managed by us. (See "Certain Relationships and Related Transactions").

Share Price Performance

         The following share price performance chart compares our performance to the S&P 500, the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT") and the index prepared by SNL Financial LC of other publicly traded factory outlet REITs ("Tanger Peer Group"). Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market System. The Tanger Peer Group consists of Chelsea Property Group, Inc. (formerly Chelsea GCA Realty, Inc)., Prime Retail, Inc., and Horizon Group, Inc. (which during 1998 merged with Prime Retail, Inc.).

         All share price performance assumes an initial investment of $100 at the beginning of the period and assumes the reinvestment of dividends. Share price performance, presented for the five years ended December 31, 2002, is not necessarily indicative of future results.

[Graph appears here with the following plot points]

                                                            Period Ending
----------------------------------------  -------  -------  -------  -------  -------  -------
Index                                     Dec. 97  Dec. 98  Dec. 99  Dec. 00  Dec. 01  Dec. 02
----------------------------------------  -------  -------  -------  -------  -------  -------
Tanger Factory Outlet Centers, Inc.        100.00    75.44    81.81   100.12   102.25   166.58
S&P 500                                    100.00   128.55    155.6   141.42   124.63    96.95
NAREIT All Equity REIT Index               100.00     82.5    78.69    99.44   113.29   118.08
Tanger Factory Outlet Centers Peer Group   100.00    89.85    72.81    66.85    92.04   132.05


Employment Contracts

         Each of Stanley K. Tanger and Steven B. Tanger will receive annual cash compensation in the form of salary and bonus pursuant to a three year employment contract. The employment contracts will be automatically extended for one additional year on January 1 of each year unless the executive's employment is terminated, or we give written notice to the executive within 180 days prior to such January 1 that the contract term will not be automatically extended. The base salary provided for in such contracts may be increased each year. Upon termination of employment, Stanley K. Tanger has agreed not to compete with us for the remainder of his life. Steven B. Tanger has agreed not to compete with us for one year (or three years if severance compensation is received) within a 50 mile radius of the site of any commercial property owned, leased or operated by us or within a 50 mile radius of any commercial property which we negotiated to acquire, lease or operate within the six month period prior to termination. The covenant not to compete mandates that, during the term of the contract and during the effective period of the covenant, such executives direct their commercial real estate activities through us, with exceptions for development of properties which were owned collectively or individually by them, by members of their families or by any entity in which any of them owned an interest or which was for the benefit of any of them prior to the initial public offering (including the three factory outlet centers in which Stanley K. Tanger is a 50% partner and a single shopping center in Greensboro, North Carolina (the "Excluded Properties")). In no event will either of the Tangers engage in the development, construction or management of factory outlet shopping centers or other competing retail commercial property outside of the Company or the Operating Partnership during the effective period of the covenant (with the exception of the Excluded Properties and as described above). See "Certain Relationships and Related Transactions." In addition, such executives will not engage in any active or passive investment in property relating to factory outlet centers or other competing retail commercial property, with the exception of the ownership of up to one percent of the securities of any publicly traded company.

         The contracts for Stanley K. Tanger and Steven B. Tanger provide for annual bonuses based upon our performance as measured by FFO per share. The minimum bonus in each calendar year period for Stanley K. Tanger is $125,000 and for Steven B. Tanger is $115,000. The minimum bonus will be paid if FFO per share (after payment of such bonuses) equals or exceeds the annual minimum target for such year. The annual minimum target for each year is the greater of $1.552 per share, or the average FFO per share for the five previous calendar years. The Tangers will receive additional bonus payments based on the percentage by which actual FFO per share exceeds the annual minimum target. If the employment of either of Tangers terminates without Cause, as defined in the agreement, or such employment is terminated by the executive with Good Reason, as defined in the agreement, the terminated executive shall receive a severance benefit equal to 300% of the sum of (a) his annual base salary (b) the higher of
(i) the prior year's annual bonus or (ii) the average annual bonus for the preceding three years, and (c) his automobile allowance for the current year. If employment terminates by reason of death or disability, the executive or his estate shall receive a lump sum amount equal to his annual base salary that would have been paid for the remaining contract term if employment had not terminated, and in addition, will receive an amount equal to the executive's annual bonus which would have been paid during the year of termination had the executive not terminated, multiplied by a fraction the numerator of which is the number of days in the year prior to termination and the denominator of which is 365.

         The employment contracts with Stanley K. Tanger and Steven B. Tanger also grant them certain registration rights with respect to the Common Shares that they beneficially own.

          Rochelle G. Simpson, Willard A. Chafin and Frank C. Marchisello, Jr. each have an employment contract expiring December 31, 2004. Ms. Simpson and Mr. Chafin's contracts may be extended by an additional three year period by mutual written agreement between the executive and us.

          These contracts established base salaries for calendar year 2002 of $231,525 for Ms. Simpson and Mr. Marchisello and $242,550 for Mr. Chafin. The base salaries for subsequent years will be set by the Executive Compensation Committee in amounts not less than the 2002 salary.

          If the employment of Ms. Simpson or Mr. Chafin is terminated by reason of death or disability or if we materially breach the employment agreement, Ms. Simpson or Mr. Chafin will be paid as additional compensation an amount equal to the annual base salary for the contract year in which the termination occurs. Further, if we elect not to extend the term of employment for Ms. Simpson and Mr. Chafin for an additional one or more years, the executive will receive a severance payment equal to the greater of $125,000, or one-half of the annual base salary payable for the last contract year of the contract term.

         If Mr. Marchisello's employment is terminated by reason of death or disability, by us for no reason or without good cause, or by Mr. Marchisello because of our material breach of the contract, he will receive as additional compensation an amount equal to his annual base salary for the contract year in which the termination occurs. Further, if we elect not to extend the term of employment for Mr. Marchisello for an additional one or more years, the executive will receive a severance payment equal to the greater of one-half of the annual base salary payable for the last contract year of the contract term.

         During the term of employment and for a period of one year thereafter (six months in the case of Mr. Marchisello), each of Ms. Simpson, Mr. Chafin and Mr. Marchisello is prohibited from engaging directly or indirectly in any aspect of the factory outlet business within a radius of 100 miles of, or in the same state as, any factory outlet center owned or operated by us.

         Stanley K. Tanger and Steven B. Tanger are employed and compensated by both the Operating Partnership and the Company. The Committee believes that the allocation of such persons' compensation as between the Company and the Operating Partnership reflects the services provided by such persons with respect to each entity. The remainder of the employees are employed solely by the Operating Partnership.

                                   PROPOSAL 2

      AMENDMENT TO INCREASE THE NUMBER OF COMMON SHARES AND UNITS AVAILABLE
                UNDER THE SHARE OPTION PLAN AND UNIT OPTION PLAN

         It is proposed that the Company's Share Option Plan and Unit Option Plan be amended to increase the number of the Company's Common Shares which may be issued under the Share Option Plan and the number of units of the Operating Partnership which may be issued under the Unit Option Plan from 1,750,000 in the aggregate to 2,250,000 in the aggregate.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE AMENDMENT TO INCREASE THE NUMBER OF COMMON SHARES AND UNITS AVAILABLE UNDER THE SHARE OPTION PLAN AND UNIT OPTION PLAN.

         The following table provides information as of December 31, 2002 with respect to compensation plans under which the Company's equity securities are authorized for issuance:

                                               (a)                       (b)                        (c)
                                                                                                 Number of
                                                                                            Securities Remaining
                                                                                                Available for Future
                                     Number of Securities to     Weighted Average             Issuance Under Equity
                                     be Issued Upon Exercise    Exercise Price of            Compensation Plans
                                     of Outstanding Options,   Outstanding Options,            (Excluding Securities
Plan Category                          Warrants and Rights     Warrants and Rights        Reflected in Column (a))
-------------                          -------------------     --------------------       ---------------------------

Equity compensation plans approved          1,318,700                  $23.89                     230,200
by security holders

Equity compensation plans not
approved by security holders                   ---                       ---                        ---

Total                                       1,318,700                  $23.89                     230,200

         The following information summarizes the material provisions of the Share Option Plan and the Unit Option Plan, each as amended and restated, and is qualified in its entirety by reference to the full text of the Plans. Unless otherwise defined, capitalized terms used herein have the meanings ascribed to them in the Plans.

Shares and Units Available under the Plans

         Without giving effect to the proposed increase to the number of Units and Common Shares reserved for issuance in the aggregate under the Plans, the number of Units and Common Shares reserved for issuance under the Plans is 1,750,000, in the aggregate (subject to certain antidilution provisions). The maximum number of Units or Common Shares subject to Options granted to one individual in any calendar year may not exceed 60,000 and the Plans further provide that the grant and exercise of Options shall not cause the Company to fail to qualify as a REIT for federal income tax purposes. As of March 21, 2003, the market value of our Common Shares was $31.01 per share.

General Nature and Purpose

         The Plans were adopted to (i) provide incentives to directors and executive and key employees of the Company and the Operating Partnership and
(ii) enable the Company and the Operating Partnership to obtain and retain the services of the type of directors and executive and key employees considered essential to the long-range success of the Company. Options granted under the Share Option Plan to Company employees may be either incentive share options within the meaning of Section 422(b) of the Internal Revenue Code of 1986 ("Incentive Share Options") or non-qualified share options ("Non-Qualified Share Options"). Options granted under the Unit Option Plan and options granted under the Share Option Plan to persons other than Company employees will be Non-Qualified Share Options.

Amendment and Termination of the Plans

         The Plans may be amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Option Committee, subject to shareholder approval if such approval is then required by applicable law or in order for options granted under the Plans to continue to satisfy the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) or Code
Section 422. No Option may be granted under a Plan during any period of suspension or after termination of such Plan, and in no event may any Incentive Share Option be granted under the Plans after May 28, 2003.

Administration of the Plans; Terms of Options

         The Option Committee administers the Plans with respect to Options granted to employees of the Company and the Operating Partnership, and the full Board administers the Share Option Plan with respect to Options granted to Independent Directors. Subject to the terms and conditions of the Plans, the Option Committee (the Board with respect to Independent Directors) has the authority to select the employees (or Independent Directors) to whom Options will be granted, to determine the number of shares to be subject thereto and the terms and conditions thereof. The Board may, in its discretion, exercise any of the rights or duties of the Option Committee under the Plans, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code are required to be determined at the sole discretion of the Option Committee.

Eligibility and Participation

         Any employee designated by the Option Committee as an executive or key Company employee or as an employee of the Operating Partnership shall be eligible to be granted Options, as determined by the Option Committee in its discretion. Each Independent Director of the Company shall be eligible to be granted Options as determined by the full Board in its discretion. Our 5 directors, 8 executive officers and approximately 149 key employees are eligible to be granted Options under the Plans.

Vesting of Options

         Options granted under the Plans shall become exercisable at such times and in such installments (which may be cumulative) as the Option Committee (the Board with respect to Options granted to Independent Directors) provides in the terms of each individual Option Agreement. The Option Committee (or Board with respect to Options granted to Independent Directors), on such terms and conditions as it deems appropriate, may accelerate the time at which an Option or any portion thereof may be exercised. Notwithstanding the foregoing, no portion of an Option which is unexercisable at Termination of Employment or Termination of Directorship shall thereafter become exercisable, except as may otherwise be provided by the Option Committee (or Board, where applicable). Further, to the extent the aggregate fair market value of the Company's Common Shares with respect to which Incentive Share Options are exercisable for the first time by an Optionee during any calendar year (under the Share Option Plan and all other incentive share option plans of the Company and any Subsidiary) exceeds $100,000, such options shall be treated as Non-Qualified Options.

Expiration of Options

         The Option Committee (the Board with respect to Options granted to Independent Directors) shall provide in the terms of each individual Option Agreement when such Option expires and becomes unexercisable; provided, however, that in no event will an Incentive Share Option be exercisable following the tenth anniversary from the date such Incentive Share Option is granted, or the fifth anniversary from such date if the Incentive Share Option is granted to an individual then owning more than 10% of the Company or any Subsidiary. The Option Committee (the Board with respect to Options granted to Independent Directors) may provide, in the terms of individual Option Agreements, that said Options expire immediately upon a Termination of Employment or Termination of Directorship.

Consideration for Granting Options

         In consideration of the granting of an Option, the Optionee shall agree, in a written Option Agreement, to remain in the employ of (or to serve as an Independent Director of) the Company or the Operating Partnership, as applicable, for a period of at least one year after the Option is granted.
Nothing in the Plans or in any Option Agreement will confer upon any Optionee any right to continue in the employ of the Company or the Operating Partnership.

Purchase Price of Shares Subject to Options

         The price of the shares subject to each Option granted under the Plans shall be set by the Option Committee (the Board with respect to Options granted to Independent Directors); provided, however, that such price shall be not less than the Fair Market Value of a Common Share on the date the Option is granted, and, in the case of Incentive Share Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a Common Share on the date the Option is granted.

Manner of Option Exercise

         Options are exercisable in whole or in part by written notice to the Company, specifying the number of shares or Units being purchased and accompanied by payment (to the Operating Partnership for Unit Options and to the Company for Share Options) of the exercise price for such shares or Units. Payment of the exercise price may be made in cash which, with the consent of the Option Committee (or of the Board, in the case of Options granted to Independent Directors), may include (except with respect to Incentive Share Options) an assignment of the right to receive the cash proceeds from the sale of Common Shares subject to the Option (or exchangeable for Units) or by surrender of Common Shares or Units issuable upon exercise of the option (pursuant to a "cashless exercise" procedure) or, with the consent of the Option Committee, by delivery of then held Units or Common Shares or by delivery of other property, or by a recourse promissory note payable to the Company, or by a combination of the foregoing. As a condition to the exercise of any Option, the Option Committee may require that the Optionee deliver such representations and documents as it deems necessary to effect compliance with applicable federal and state securities laws and regulations. Units received upon exercise of Options under the Unit Option Plan are exchangeable for Common Shares.

Transfer Restrictions

         No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, pledge, encumbrance, assignment or any other means, whether voluntary, involuntary or by operation of law (other than as security for a promissory note given as consideration for full or partial payment for such Option); provided, however, that Options may be transferred by will or by the laws of descent and distribution and, with the consent of the Committee, may be transferred to a member of the Optionee's immediate family or to a trust, partnership or other entity the sole beneficiaries, partners or other members of which are members of the Optionee's immediate family. During an Optionee's lifetime, Options are exercisable only by the Optionee unless such Options have been disposed of pursuant to the foregoing sentence. The Option Committee, in its sole discretion, may impose such other restrictions on the transferability of the Common Shares and Units purchasable upon the exercise of an Option as it deems appropriate.

No Rights as Shareholders

         The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect to any Common Shares or Units purchasable upon the exercise of any part of an Option unless and until certificates representing such Common Shares have been issued by the Company to such holders.

Extraordinary Corporate Events

         The Plan provides the Option Committee (the Board with respect to options granted to Independent Directors) discretion to amend the terms (such as exercise price, number of shares and vesting) of outstanding Options and future grants that may be made under the Plans upon the occurrence of a recapitalization, stock split, reorganization, merger, consolidation, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company or other similar corporate event. In addition, the Option Committee (or Board with respect to options granted to Independent Directors) has discretion under the Plans to provide that Options will expire at specified times following, or become exercisable in full upon, the occurrence of certain specified extraordinary corporate events; and in such event the Option Committee may also accelerate the vesting of Options.
Notwithstanding the above, upon a change in control, all options granted to Independent Directors shall become immediately exercisable in full.

Certain Federal Income Tax Consequences

         The following discussion is a general summary of the material federal income tax consequences to the Company, the Partnership and Optionees and is intended for general information only. The discussion is based on the Code, regulations thereunder and rulings and decisions now in effect, all of which are subject to change.

         Non-Qualified Options. Holders of Non-Qualified Options generally do not recognize income as a result of the grant of Non-Qualified Options, but normally recognize compensation income taxable at ordinary income rates upon the Non-Qualified Options' exercise, to the extent that the fair market value of the shares (or Units) on the date of the exercise exceeds the exercise price paid. The Company (or the Operating Partnership) will generally be entitled to a tax deduction in an amount equal to the amount that the Optionee is required to include in ordinary income at the time of such inclusion and may be required to withhold taxes on such ordinary income. The Optionee's initial tax basis for shares acquired upon the exercise of a Non-Qualified Share Option will be the option exercise price paid plus the amount recognized as ordinary income. Any subsequent appreciation in the value of such shares may qualify for capital gains treatment depending upon the applicable holding period.

         The tax consequences resulting from the exercise of Non-Qualified Share Options through delivery of already-owned Common Shares are not completely certain. In published rulings, the Internal Revenue Service has taken the position that, to the extent an equivalent value of shares is acquired, the employee will recognize no gain on the already-owned shares and the employee's basis in the shares acquired upon such exercise will be equal to the employee's basis in the surrendered shares; that any additional shares acquired upon such exercise are compensation to the employee taxable under the rules described above and that the employee's basis in any such additional shares is their then fair market value.

         Incentive Share Options. Holders of Incentive Share Options generally do not recognize income upon either the grant of an Incentive Share Option or its exercise. Upon the sale or other taxable disposition of the Common Shares acquired by Option exercise, the Optionee will generally recognize income taxable at capital gains rates (depending on the applicable holding period) equal to the difference between the amount realized upon such disposition and the option exercise price, provided no disposition of the shares has taken place within either (a) two years from the date of grant of the Incentive Share Option or (b) one year from the date of transfer of Common Shares to the Optionee upon exercise. If the Common Shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the difference between the Incentive Share Option exercise price and the fair market value of the shares on the date of the Option's exercise will be taxable as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If the Common Shares are disposed of before the expiration of the one-year or two-year periods in a sale or exchange on which a loss would be permitted to be recognized and the amount realized is less than the fair market value of the shares at the date of exercise, the Optionee's ordinary income would be limited to the amount realized less the option exercise price paid. The Company will generally be entitled to a tax deduction with respect to an Incentive Share Option only to the extent the Optionee recognizes ordinary income upon sale or other disposition of the Common Shares. The difference between the fair market value of the Common Shares on the exercise date and the exercise price of an Incentive Share Option is deemed to be a "tax preference" under the alternative minimum tax rules of the Code.

         The tax consequences resulting from the exercise of an Incentive Share Option through delivery of already-owned Common Shares are not completely certain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position that generally the Optionee will recognize no income upon such share-for-share exercise (subject to the discussion above), that, to the extent an equivalent number of Common Shares is acquired, the Optionee's basis in the Common Shares acquired upon such exercise is equal to the Optionee's basis in the surrendered shares increased by any compensation income recognized by the Optionee, that the Optionee's basis in any additional
Common Shares acquired upon such exercise is zero and that any sale or other disposition of the acquired shares within the one-year or two-year periods described above will be viewed as a disposition of the shares with the lowest basis first.


Certain Relationships and Related Transactions

         We manage for a fee three factory outlet centers owned by joint ventures, in which Stanley K. Tanger and a third party each have a fifty percent interest. As a result, certain conflicts of interest may arise between Mr. Tanger's duties and responsibilities to us and his duties and responsibilities to the joint ventures in ensuring the adequate provision of services. In addition, conflicts of interest may arise over the allocation of management resources between our properties and the joint venture properties. However, the arrangement under which we provide services to the joint ventures can be terminated by either party, with or without cause, upon 30 days' notice. To minimize potential conflicts of interest, all significant transactions between us and the joint ventures, including continuing the arrangement for providing management services, will be approved by a disinterested majority of the Board. As a general matter, we do not expect to engage in any other transactions with any member of management in his or her individual capacity. Revenues from managing the joint ventures accounted for less than one-tenth of one percent of our revenues in 2002.

         During 2002, Stanley K. Tanger, our Chairman of the Board of Directors and Chief Executive Officer, paid in full, through accelerated payments and together with interest at LIBOR plus 1.75%, a demand note payable to the Company that had a balance on January 1, 2002 of $797,000. The note was originally scheduled to mature in May 2005.


General -

         Appointment of Independent Auditors. Upon the recommendation of the Audit Committee, the Board has appointed the firm of PricewaterhouseCoopers LLP to audit the accounts of the Company with respect to its operations for the fiscal year ending on December 31, 2003 and to perform such other services as may be required. Should the firm be unable to perform these services for any reason, the Board will appoint other independent auditors to perform these services. PricewaterhouseCoopers LLP served as our independent auditors for the fiscal year ended December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         Section 16(a) Compliance. Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of the ownership and changes in the ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of our shares are required by Securities and Exchange Commission's regulations to furnish us with copies of all such forms which they file.

         Based solely on our review of the copies of Forms 3, 4 and 5 and the amendments thereto received by us for the period ended December 31, 2002, or written representations from certain reporting persons, no Forms 3, 4 or 5 were filed delinquently by those persons.

         Shareholders' Proposals. This Proxy Statement and form of proxy will be sent to shareholders in an initial mailing on or about April 9, 2003. Proposals of shareholders intended to be presented at our Annual Meeting of Shareholders to be held in 2004 must be received by us no later than December 10, 2003. Such proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement.

         Other Business. All shares represented by the accompanying proxy will be voted in accordance with the proxy. We know of no other business which will come before the meeting for action. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

                              [FRONT SIDE OF CARD]

                                      PROXY

                       TANGER FACTORY OUTLET CENTERS, INC.

             Appointment of Proxy for Annual Meeting on May 9, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of TANGER FACTORY OUTLET CENTERS, INC., a North Carolina corporation, hereby constitutes and appoints Stanley K. Tanger and Rochelle G. Simpson, and each of them, proxies with full power of substitution to act for the undersigned and to vote the shares which the undersigned may be entitled to vote at the Annual Meeting of the Shareholders of such corporation on May 9, 2003, and at any adjournment or adjournments thereof, as instructed on the reverse side upon the proposals which are more fully set forth in the Proxy Statement of Tanger Factory Outlet Centers, Inc. dated April 9, 2003 (receipt of which is acknowledged) and in their discretion upon any other matters as may properly come before the meeting, including but not limited to, any proposal to adjourn or postpone the meeting. Any appointment of proxy heretofore made by the undersigned for such meeting is hereby revoked.

Tanger Factory Outlet Centers, Inc. recommends a vote FOR all Nominees listed in Proposal 1 and FOR Proposal 2.



(SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE      (SEE REVERSE
   SIDE)                                                                SIDE)

                               [BACK SIDE OF CARD]

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X] Please mark
    votes as
    in this example.

The shares represented hereby will be voted in accordance with the directions given in this appointment of proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR Proposal 1 AND for Proposal 2, provided however; shares held by a broker or nominee who has not received specific voting instruction from the beneficial owner will not be voted FOR or AGAINST the ratification of the Amendments to the Option Plans.

1. To elect  Directors to serve for the ensuing year.     2. To ratify amendments to the Share Option Plan    FOR  AGAINST ABSTAIN
   Nominees: (1) Stanley K. Tanger, (2) Steven B. Tanger,    and the Unit Option Plan to increase from        [  ]   [  ]   [  ]
             (3) Jack Africk, (4) William G. Benton and      1,750,000 to 2,250,000 the aggregate number of
             (5) Thomas E. Robinson                          Common  Shares and Units which may be issued
                                                             under the Share Option Plan and the Unit Option
           FOR     [   ]            [   ]  WITHHELD          Plan.
           ALL                             FROM ALL
         NOMINEES                          NOMINEES

   [   ] __________________________________________
          For all nominees except as noted above

                                                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [  ]

                                                          PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

                                                          Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such.  If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.


Signature:                                  Date:                 Signature:                                       Date:
          ----------------------------------     -----------------          ---------------------------------------     ------------